Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G amendment dated September 10, 2026 relating to the Common Stock, $0.01 par value per share, of Sonida Senior Living, Inc. shall be filed on behalf of the undersigned.

PERTENTO PARTNERS LLP By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Managing Partner

PERTENTO ADVISORS LLC By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Authorized Person

PERTENTO MASTER FUND LIMITED By: /s/ Eduardo Marques
Name: Eduardo Marques
Title: Authorized Person

EDUARDO MARQUES By: /s/ Eduardo Marques